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                         EXHIBIT 99.4


                                             March 18, 1998



Dear Participant::

As of March 4, 1998, the trust ("ESOP Trust") established for the Columbia Federal Savings Bank (the "Bank") Employee Stock Ownership Plan ("ESOP") held 650,348 shares of common stock of Haven Bancorp, Inc. (the "Company"), the parent holding company for the Bank, for the benefit of participants in the ESOP. As a participant in the ESOP, you may direct the voting of the shares of the Company's common stock held by the ESOP Trust allocated to your account.

An unrelated corporate trustee for the ESOP has been appointed, ChaseMellon Shareholder Services L.L.C. (the "ESOP Trustee"). We, the Board of Directors, are forwarding to you the attached Vote Authorization Form, provided for the purpose of conveying your voting instructions to the ESOP Trustee. The ESOP Trustee will vote those shares of the Company's common stock held in the ESOP Trust allocated to participants in accordance with instructions of the participants.

As of the Record Date, March 4, 1998, 279,558 shares of Common Stock in the ESOP had been allocated to participating employees. The ESOP Trustee will vote the allocated shares held in the ESOP Trust in accordance with instructions of the participants. All unallocated shares held in the ESOP Trust, and allocated shares with respect to which no written instructions are received, will be voted by the Trustee in the same proportion as those allocated shares for which voting instructions are received, so long as such vote is in accordance with the provisions of the Employment Retirement Income Security Act of 1974, as amended.

At this time, in order to direct the voting of shares allocated to your account under the ESOP, you must fill out and sign the enclosed Vote Authorization Form and return it in the accompanying envelope. Your vote will not be revealed, directly or indirectly, to any director, officer or other employee of the Company or the Bank. Your shares will be tallied by an independent source and then the ESOP Trustee will vote the shares in the ESOP Trust based on the voting instructions it has received from participants, as described above.

                                        Sincerely,



                                        The Board of Directors

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                    HAVEN BANCORP, INC.

               ANNUAL MEETING OF STOCKHOLDERS
                      April 22, 1998

                  VOTE AUTHORIZATION FORM


I, the undersigned, understand that the ESOP Trustee is the holder of record and custodian of all shares of Haven Bancorp, Inc. (the "Company") common stock allocated to me under the Columbia Federal Savings Bank Employee Stock Ownership Plan and Trust ("ESOP Trust"). Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Stockholders on April 22, 1998, and any adjournments thereof. Accordingly, you are instructed to vote all shares allocated to me and held by the ESOP Trust as set forth on the reverse side.




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                                          Please mark your
                                          votes as indicated  X
                                          in this example    ---


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                 EACH OF THE LISTED PROPOSALS.

1. The Election as directors of all nominees listed: (Except as marked to the contrary below)

Robert M. Sprotte, Michael J. Fitzpatrick, William J. Jennings,II

     FOR                                     VOTE WITHHOLD

           -------                              ------

Instructions: To withhold your vote for any individual nominee, write that nominee's name on the space provided below:


     -------------------------------------

2.  The approval of the amendment to the Haven Bancorp, Inc. 1996
Stock Incentive Plan to increase the number of shares available for issuance thereunder

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

3. The approval of the amendment to the Certificate of Incorporation of Haven Bancorp, Inc. to increase the number of shares of common stock the Company is authorized to issue

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

4. The ratification of KPMG Peat Marwick LLP as independent auditors of Haven Bancorp, Inc. for the fiscal year ending December 31, 1998.

          FOR            AGAINST             ABSTAIN

         -----            -----               -----

I acknowledge that I have received from the Company prior to the execution of this proxy a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 18, 1998, the Annual Report to
Stockholders and a letter dated March 18, 1998 from the Board of Directors.

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I understand that my voting instructions are solicited by the Board of Directors on behalf of the ESOP Trustee for the Annual Stockholder Meeting to be held on April 22, 1998, and any adjournments thereof. The ESOP Trustee is hereby authorized to vote the shares allocated to me, in its trust capacity, as indicated above. I understand that if I sign this form without indicating specific instructions, shares allocated to me will be voted FOR the listed proposals and as recommended by the Board of Directors on any other business that may properly come before the meeting or any adjournment thereof.



                                       -------------------------
                                              Signature

                                       -------------------------
                                                 Date

                                      Please sign, date and return
                                      this form in the enclosed
                                      business reply envelope.
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